Exhibit 99.1

Ignyta Announces Phase 1 Clinical Trial Data for Entrectinib

•	Well tolerated, with no drug-related serious adverse events

•	Recommended Phase 2 dose determined

•	91% response rate in patients meeting expected Phase 2 eligibility criteria

June 1, 2015 7:00 AM Eastern Time

SAN DIEGO—(BUSINESS WIRE) — Ignyta, Inc. (Nasdaq: RXDX), a precision oncology biotechnology company, today announced that interim results from the company’s two Phase 1 clinical trials of entrectinib were presented in poster presentations, including a poster discussion, at the 2015 Annual Meeting of the American Society of Clinical Oncology (ASCO) in Chicago, Illinois. Entrectinib is the company’s proprietary oral tyrosine kinase inhibitor targeting tumors that harbor activating alterations to NTRK1/2/3 (encoding TrkA/ TrkB/TrkC), ROS1 or ALK.

“We were pleased to present the exciting data from our two Phase 1 clinical trials of entrectinib, which showed that this product candidate has been well tolerated to date with preliminary but promising signs of antitumor activity,” said Pratik Multani, M.D., Chief Medical Officer of Ignyta. “We have now determined the recommended Phase 2 dose of entrectinib on a body-surface-area basis, and we have demonstrated clinical activity in patients that would meet the anticipated eligibility criteria for our planned Phase 2 clinical trials. Across both studies, we observed responses in 10 of 11 patients meeting those criteria, for a response rate in those patients of 91%, including patients with each of Trk, ROS1 and ALK alterations and across multiple tumor histologies.”

The clinical trials included the ALKA-372-001 study and the STARTRK-1 study, which is the first of the “Studies Targeting Alterations Responsive to Targeted Receptor Kinase” inhibition. Both trials were designed to determine the maximum tolerated dose (MTD) and/or recommended Phase 2 dose, as well as preliminary anti-cancer activity, of single agent entrectinib in patients with solid tumors with the relevant molecular alterations: NTRK1 (encoding TrkA), ROS1 or ALK for ALKA-372-001 and NTRK1/2/3 (encoding TrkA/TrkB/TrkC), ROS1 or ALK for STARTRK-1.

As of the May 1, 2015 data cut-off for the presentation, the findings showed:

•	A total of 67 patients with a range of solid tumors had been dosed across both clinical trials;

•	Entrectinib was well tolerated to date, with no treatment-related serious adverse events. Other safety findings included:

•	In the ALKA-372-001 study, two Grade 3 treatment-related adverse events were observed: fatigue and muscle weakness, each of which subsided with dose reduction. The most frequent adverse events were paresthesia, nausea, myalgia, asthenia, dysgeusia, and vomiting;

•	In the STARTRK-1 study, three Grade 3 treatment-related adverse events were observed: neutropenia, which resolved with dose reduction, and two dose-limiting toxicities of reversible cognitive impairment and fatigue, both of which resolved upon study drug interruption. The most frequent adverse events were fatigue, dysgeusia, constipation, nausea, and paresthesia;

•	Pharmacokinetic measurements showed dose-proportional increases across the daily dosing regimens evaluated, with a half-life compatible with once-daily dosing;

•	The body surface area (BSA)-based recommended Phase 2 dose was determined to be 400 mg/m2 once per day (QD); both studies are continuing in order to determine a fixed daily dose regimen;

•	11 patients across both clinical trials met the company’s expected Phase 2 eligibility criteria, which include:

•	Presence of NTRK1/2/3, ROS1 or ALK fusions, as opposed to other types of molecular alterations (e.g., SNPs, amplifications, deletions);

•	ALK inhibitor and/or ROS1 inhibitor naïve; and

•	Treatment at or above the recommended Phase 2 dose of 400 mg/m2;

•	The response rate in the 11 patients that met these criteria across both studies was 91% (10 of 11 responses as assessed by the clinical sites), with 9 patients remaining on study treatment with durable responses of up to 16 treatment cycles. The responses included:

•	3 of 3 responses in patients with NTRK1/2/3 fusions, including patients with non-small cell lung cancer (NSCLC), colorectal cancer and acinic cell cancer;

•	5 of 6 responses, including one complete response, in patients with ROS1 fusions, all of which were in NSCLC; and

•	2 of 2 responses in patients with ALK fusions, including one NSCLC patient and one patient with another solid tumor.

On Monday, June 1, 2015, Ignyta will file a Form-8-K with the U.S. Securities and Exchange Commission (SEC) containing the materials presented at the ASCO Annual Meeting. The company’s SEC filings can be found on the company’s website at www.ignyta.com and on the SEC’s website at www.sec.gov.

About Ignyta, Inc.

Ignyta, Inc., located in San Diego, California, is a precision oncology biotechnology company pursuing an integrated therapeutic (Rx) and companion diagnostic (Dx) strategy for treating cancer patients. The company’s goal with this Rx/Dx approach is to discover, develop and commercialize new drugs that target activated cancer genes and pathways for the customized treatment of cancer, as well as novel chemotherapeutics that can potentially provide additional benefit to cancer patients. It aims to achieve this goal by pairing its product candidates with biomarker-based companion diagnostics that are designed to identify, at the molecular level, the patients who are most likely to benefit from the precisely targeted drugs the company develops. For more information, please visit: www.ignyta.com.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to promising signs of antitumor activity and safety and other data from the Phase 1 clinical trials of entrectinib, and potential study designs and plans for future Phase 2 clinical trials of entrectinib. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the potential for results of current or future clinical trials of entrectinib or other product candidates to differ from preliminary or expected results; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; Ignyta’s ability to develop, complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Ignyta’s plans to develop and commercialize its product candidates; Ignyta’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; Ignyta’s ability to obtain and maintain intellectual property protection for its product candidates; the risk that orphan drug exclusivity may not be maintained or may not effectively protect a product from competition; the potential for the company to fail to maintain the CLIA registration of its diagnostic laboratory or to fail to achieve full CLIA accreditation of such laboratory; the loss of key scientific or management personnel; competition in the industry in which Ignyta operates; and market conditions. These forward-looking statements are made as of the date of this press release, and Ignyta assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents the company files with the SEC available at www.sec.gov, including without limitation Ignyta’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.

Contacts

Ignyta, Inc.

Jacob Chacko, M.D.

CFO

858-255-5959

jc@ignyta.com

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